EMPLOYMENT AGREEMENT

This Employment Agreement dated May 8th, 2006 is entered into by and between Gateway Distributors LTD dab The Right Solution. (the "Company") a Nevada Corporation, and Peter Hammer (the "Executive" and, individually a "Party" and, collectively, the "Parties").

The Company wishes to assure itself of the continued services of the Executive, and the Executive is willing to continue employment with the Company on a full time basis and upon the other terms and conditions herein provided.

In consideration of the mutual covenants contained herein, the Parties agree as follows:

1. Employment - The Company agrees to employee the executive, and the Executive agrees to remain in the employ of the Company under the terms and conditions herein provided.

2. Position - During his employment hereunder, the Executive agrees to serve the Company and the Company shall employ the Executive as President of The Right Solution.

3. Term - The employment agreement will start on June 1, 2006. The Executive's employment shall be one at will, to-wit: either the Executive or the Company shall have the right to Terminate it at any time, with or without cause, and without any liability or obligation of either Party to the other except as may be expressly specified in this Agreement. The Company will give the Executive a 120 day notice unless termination is for cause.

4. Compensation - The Company will pay the Executive a base salary agreed to by the Board of $10,000 per month, payable in substantially equal semi-monthly installments. During his employment with the Company, the Executive's salary shall be reviewed annually in accordance with Company policy and such review may result in an increase or bonuses in said salary agreement. All stock incentives and options earned for the year will be issued by January 31 of the next year. The Company will provide health insurance for the Executive.

5. Relocation Expenses - The Company will pay for the cancellation fees of Executive's apartment to be estimated at $1600. In addition, the cost of relocation to Las Vegas will be defined by the Executive and the Company will approve these expenses and pay the Executive the agreed to amount.


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5.  Termination of Employment

     (a) A "Termination of Employment" shall be defined as any one of the following: (A) retirement under the ordinary retirement program of the Company,
(B) disability of the Executive resulting in absence from his duties to the Company on a full-time basis for over one year or (C) death of the Executive.
     (b) Following a Termination of Employment, the Company will pay the Executive, subject to the provisions of Section 7 hereof.

6. Stock Options - Stock options will be granted to the Executive based on performance and company revenues generated. The options granted will be at 25% of the trading value at the time options are exercised. All options to acquire the stock of the Company that were granted to the Executive shall become immediately available for option upon Termination of Employment and shall be optional for two years thereafter.


7. Post-Termination Obligations - All payments and benefits to the Executive hereunder shall be subject to the Executive's compliance with the following provisions during the applicability of this agreement and for one full year after the expiration or termination hereof:

     (a) The Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company or its affiliates the formation or operations of any business intended to compete with the Company or its affiliates, or the possible future employment of such other employee by any business.

     (b) The Executive will not discuss with any other employee of the Company or its affiliates the formation or operations of any business intended to compete with the Company or its affiliates, or the possible future employment of such other employee by any business.

     (c) Any public statements made by the Executive concerning the Company or its affiliates, officers, directors, or employees shall be submitted for approval in writing from the Company's Board of Directors.

8. Consolidation, Merger, Sale of Assets - This Agreement shall be binding upon and inure to the benefits of the Executive and the Company and its successors and assigns, including without limitation any corporation with or into which the company may be consolidated, merged or to which the Company sells or transfers all or substantially all of its assets.


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9.  Notices - Written notices required or furnished under this Agreement shall be sent to the last know address of the Executive and Company. Notices shall be effective on the first business day following receipt thereof. Notices sent by mail shall be deemed received on the date of delivery shown on the return receipt.

10. Amendments - This Agreement may not be amended or changed, orally or in writing except by the written agreement of the Parties.

11. Governing Law - This Agreement, and any disputes arising under or relating to any provision of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

12. Confidentiality - All information provided by either Party to the other hereunder, including the terms and conditions of the Agreement, shall be treated by the Party receiving such information as confidential, and shall not be disclosed by such Party to any party without the prior written consent of the Party form which the information was obtained. This obligation of confidentiality shall survive termination of this Agreement.

13. Severalbility - IF any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. Previous Agreements - This agreement, once executed by the parties, will replace and supersede any and all previous employment agreement, either written or verbal, between the parties. A facsimile copy will be considered final and binding by both parties.

15. Captions - All Section titles or captions contained in this Agreement are for convenience only and shall not be deemed as part of this Agreement.

The parties hereto have executed this Agreement as of May 10, 2006.


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Gateway Distributors LTD d.b.a. The Right Solution.



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By:  Richard A. Bailey - President/CEO


Date
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Executive: Peter Hammer


Date
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